EXHIBIT 99.1

            FBR Reports Third Quarter 2003 Net Income of $57 Million,
                 or $0.42 (Basic) and $0.41 (Diluted) per Share

ARLINGTON, Va., October 28, 2003 - Friedman, Billings, Ramsey Group, Inc. (NYSE:
FBR) today reported net income after tax of $57 million, or $0.42 (basic) and $0.41 (diluted) per share, on gross revenues of $185 million for the quarter ended September 30, 2003, compared to net income of $15.1 million, or $0.33 (basic) and $0.31 (diluted) per share on gross revenues of $81.7 million for the third quarter of 2002.

Reflected in these results is the negative impact of purchase accounting adjustments related to FBR's merger with FBR Asset Investment Corporation on March 31, 2003. As a result of the purchase accounting step-up in the basis of the mortgage-backed securities (MBS) owned by FBR Asset at the time of the merger, non-cash premium amortization is greater than it would have been without these adjustments. The impact of the increased amortization (the "Merger Amortization") associated with the step-up reduced net interest income by $0.07 per share during the quarter. In addition, following the merger and the establishment of a quarterly dividend payment by FBR Group, FBR treats as compensation expense the dividends paid on employee-owned shares pledged in connection with stock incentive loans to those employees. The impact of this additional compensation expense was $0.02 per share during the quarter. The company believes this is important because it currently plans to sell these loans, eliminating this expense.

Adjusting for the above two items, diluted earnings per share of $0.41 would increase by $0.09 to $0.50 per share for the third quarter.

FBR's third quarter results were primarily influenced by a challenging MBS environment, offset by strong continued growth in the investment banking business. During the quarter, extraordinarily high prepayment speeds were experienced in the mortgage-backed securities market. The impact of this increased prepayment activity, from an already high average of 35 CPR (constant prepayment rate) in the second quarter to an average of 41 CPR in the third quarter, reduced the company's net interest margin in its MBS portfolio by approximately $9 million, or 11 basis points quarter over quarter, in addition to the previously mentioned Merger Amortization. FBR's investment banking business experienced its strongest quarter of the year in the third quarter, offsetting the impact of this unique MBS environment and demonstrating the strength of the company's diversified business model.

"As anticipated, investment banking revenues for the third quarter exceeded the entire first half of the year," said Co-Chairman and Co-CEO Eric F. Billings. "The performance in the third quarter from our capital markets business demonstrated the progress we have made in building the business through the addition of new people and broadening our industries of focus. Additionally, we are continuing to benefit from and build upon our industry-leading underwriting track record. We believe that this past quarter is one that demonstrated clearly the unique discipline and capability of our origination and distribution franchise. We expect to continue to grow and enhance this business over the next year, just as we have grown and enhanced the company's capital through FBR's recently completed follow-on offering which raised net proceeds of $430 million."

The company reported investment banking revenues of $90.2 million in the third quarter, versus $58.9 million in the third quarter 2002, a 53% increase. During the period, FBR completed 11 lead-managed equity offerings totaling $1.9 billion.* For the first nine months of 2003 investment banking revenues were $150.8 million, a 26% increase over the $119.6 million in revenues in the first nine months of 2002. "Since the end of the third quarter, investment banking has completed six lead-managed equity offerings totaling $1.2 billion, while at the same time substantially growing the investment banking pipeline," said J. Rock Tonkel, Head of Investment Banking.

Through September 30, 2003, FBR ranks as the number three lead-managed IPO underwriter in the United States (ranked by dollar volume according to CommScan EquiDesk). FBR lead-managed public common equity offerings completed during the first three quarters of this year ranked number one in after-market performance among major underwriters. This continues a record in which FBR ranks number one in aftermarket performance among major underwriters for all public common equity offerings during the last five years.**

In the institutional brokerage business, revenues continued to grow despite a continued reduction in spreads throughout the securities industry. Brokerage revenue for the quarter of $19.7 million exceeded revenue during the same quarter last year by 37%. The company believes that in addition to growing market share in both its investment banking and institutional brokerage businesses, in the future institutional brokerage revenues will grow at a faster rate as its market share becomes more comparable with that of investment banking.

In its asset management business, FBR recorded fee revenues of $7.2 million, including base management and administration fees of $5.6 million and non-cash incentive income of $1.6 million. Net assets under management totaled $1.8 billion as of September 30, 2003, representing a 28% increase from September 30, 2002.

"In addition to the continued growth of each of our operating businesses, FBR completed several strategic initiatives during the third quarter," added Emanuel
J. Friedman, Co-Chairman and Co-CEO. "In July we added a team of ABS bankers providing FBR with its first entry into the structured finance fixed-income business. This group will focus on the securitization of non-prime mortgage assets. This is an industry where FBR maintains the leadership position in equity underwriting and has extensive issuer relationships. Also during the quarter, FBR established a $5 billion A1+/P1 rated asset-backed commercial paper vehicle called Georgetown Funding, which has strengthened and diversified our funding sources for our agency-backed MBS portfolio."

In the company's mortgage-backed securities portfolio the asset yield was 2.37% for the quarter. This yield was impacted by both the Merger Amortization and the historically high prepayments, which averaged 41 CPR for the quarter. The company's weighted average cost of financing for the portfolio was 1.12%, including the cost of hedging. The resulting net interest spread for the quarter was 1.25%, compared to 1.96% in the previous quarter, and 2.73% in last year's third quarter, for the stand-alone portfolio of FBR Asset. Excluding the Merger Amortization, the net interest spread was 1.69% for the quarter, compared to 2.09% in the second quarter of 2003. A 1.69% net interest spread results in a return on equity approximately equal to 20%, using the third quarter leverage ratio. This demonstrated the resiliency of the company's mortgage-backed security business, given the extreme conditions of the third quarter. FBR's mortgage-backed portfolio averaged $7.9 billion during the third quarter. The premium in the MBS portfolio was 2.28% at the end of the quarter, and the company had approximately no unrealized net gain or loss in the overall portfolio. The company continues to own only adjustable rate mortgage-backed securities guaranteed by Fannie Mae, Freddie Mac, or Ginnie Mae, and with a duration of 0.93 as of September 30, 2003.

"We were particularly pleased with the performance of our mortgage-backed portfolio this quarter, given the uniquely challenging environment," said Richard J. Hendrix, Chief Investment Officer. "Specifically, our low duration and low leverage combined to insulate us from the extremes in valuation changes and rapid asset prepayments that characterized the third quarter MBS market. Through this period we did not have to sell assets, allowing us to maintain our target portfolio leverage and provide an acceptable return on equity despite the pressure on yields from rapid amortization. Already in October, CPR's have begun to fall, allowing our net interest spread to begin to widen to more historical levels."

In its merchant banking portfolio, FBR generated realized gains and dividends of $15.1 million during the quarter ended September 30, 2003. The company made one significant merchant banking investment during the quarter of $25 million in a specialty lines insurance company. FBR's merchant banking portfolio and other long term investments totaled $254.8 million, or approximately 24% of the company's equity, as of September 30, 2003. Of this total, $178 million was held in the merchant banking portfolio, $57.4 million was held in alternative asset funds, and $19.4 million was held in broker-dealer investments. The company had unrealized gains in the merchant banking portfolio of $50.8 million as of September 30, 2003.

FBR had 136.2 million common shares outstanding, shareholders' equity of $1.1 billion, and book value per share of $7.84 as of September 30, 2003, compared with 46.5 million common shares outstanding, shareholders' equity of $ 245.2 million, and book value per share of $5.28 as of December 31, 2002. Subsequent to the end of the quarter, the company completed a follow-on offering of 26.4 million shares (including over-allotment option), at $17.00 per share, raising $430 million. Including the impact of this offering, FBR had 162.6 million shares outstanding, shareholders' equity of $1.5 billion, and book value per share of $9.21.

Friedman, Billings, Ramsey Group, Inc. is a leading investment bank that provides investment banking, institutional brokerage, asset management, and private client services through its operating subsidiaries and invests in mortgage-backed securities and merchant banking opportunities.*** FBR focuses capital and financial expertise on six industrial sectors: financial services, real estate, technology, healthcare, energy and diversified industries. FBR, headquartered in the Washington, D.C. metropolitan area, with offices in Arlington, Va. and Bethesda, Md., also has offices in Atlanta, Boston,
Charlotte, Chicago, Cleveland, Denver, Irvine, London, New York, Portland, San Francisco, Seattle, and Vienna. FBR has elected REIT status for tax purposes. For more information, see http://www.fbr.com.
                               ------------------

* IPO's, public follow-ons, public and unregistered secondaries, and 144A institutional equity offerings.

**Source: CommScan EquiDesk, pricing as of October 27, 2003, for transactions completed during the periods 01/01/03 through 09/30/03 and 09/30/98 through 09/30/03. "Major underwriters" is defined as those firms with greater than 10 transactions for the nine months ended September 30, 2003 and greater than 50 transactions for the five year period.

*** Investment banking and institutional brokerage provided in the United States by Friedman, Billings, Ramsey & Co., Inc. and FBR Investment Services Inc., and in Europe, the Middle East and Asia by Friedman, Billings, Ramsey International, Ltd.

A live webcast of FBR's conference call will be available at 9:00am on October 29, 2003, 2003 (Eastern Time) via http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=FBR. Replays of the webcast will be available afterward.

The company believes that the pro forma information about Merger Amortization set forth in the second paragraph when read in conjunction with the company's GAAP financial information, can provide useful supplemental information for investors analyzing period to period comparisons of the company's financial statements because it is the result of the company's merger on March 31, 2003. Financial data follows.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)
                                              Quarter ended September 30,

                                             2003       %      2002       %
    REVENUES:
    Investment banking                      $90,251   55.7%   $58,910   72.6%
    Institutional brokerage                  19,694   12.1%    14,372   17.7%
    Asset management:
      Base fees                               5,602    3.5%     7,208    8.9%
      Incentive and investment income         5,002    3.1%     1,545    1.9%
      Technology sector investment and
       incentive loss                          (729)  -0.5%    (2,202)  -2.7%
    Principal investment:
      Interest                               46,849   28.9%         -    0.0%
      Realized gains                         14,358    8.9%         -    0.0%
      Dividends                               1,258    0.8%         -    0.0%
    Other                                     2,675    1.7%     1,879    2.3%
                                            -------  ------   -------  ------
           Gross revenues                   184,960  114.2%    81,712  100.7%
    Interest expense                         22,972   14.2%       608    0.7%
                                            -------  ------   -------  ------
           Revenues, net of interest
            expense                         161,988  100.0%    81,104  100.0%
                                            -------  ------   -------  ------

    EXPENSES:
    Compensation and benefits                67,505   41.7%    45,725   56.4%
    Business development and professional
     services                                11,328    7.0%     8,650   10.6%
    Other                                    11,711    7.2%     8,737   10.8%
                                            -------  ------   -------  ------
           Total expenses                    90,544   55.9%    63,112   77.8%
                                            -------  ------   -------  ------

      Net income before income taxes and
       extraordinary gain                    71,444   44.1%    17,992   22.2%

    Income tax provision                     14,483    8.9%     2,343    2.9%
                                            -------  ------   -------  ------
      Net income before extraordinary gain   56,961   35.2%    15,649   19.3%
                                            -------  ------   -------  ------
    Extraordinary gain                          -      0.0%       -      0.0%
    Income tax provision on extraordinary
     gain                                       -      0.0%       536    0.7%
                                            -------  ------   -------  ------
           Net Income                       $56,961   35.2%   $15,113   18.6%
                                            =======  ======   =======  ======
    Basic earnings per share before
     extraordinary gain                       $0.42             $0.34
    Diluted earnings per share before       =======           =======
     extraordinary gain                       $0.41             $0.32
                                            =======           =======
    Basic earnings per share                  $0.42             $0.33
                                            =======           =======
    Diluted earnings per share                $0.41             $0.31
                                            =======           =======

    Weighted average shares  - basic        135,670            46,370
                                            =======           =======
    Weighted average shares  - diluted      138,269            49,526
                                            =======           =======
FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

                                                   Nine Months ended
                                                     September 30,

                                            2003       %       2002       %
    REVENUES:
    Investment banking                    $150,781   44.5%   $119,555   57.5%
    Institutional brokerage                 50,607   14.9%     48,501   23.3%
    Asset management:
      Base fees                             18,662    5.5%     20,837   10.0%
      Incentive and investment income       23,308    6.9%     20,769   10.0%
      Technology sector investment and
       incentive loss                       (1,232)  -0.3%     (5,733)  -2.7%
    Principal investment:
      Interest                              98,432   29.1%        -      0.0%
      Realized gains                        32,187    9.5%        -      0.0%
      Dividends                              3,741    1.1%        -      0.0%
    Other                                    6,452    1.9%      5,407    2.6%
                                          --------  ------   --------  ------
          Gross revenues                   382,938  113.1%    209,336  100.7%
    Interest expense                        44,339   13.1%      1,408    0.7%
          Revenues, net of interest       --------  ------   --------  ------
            expense                        338,599  100.0%    207,928  100.0%
                                          --------  ------   --------  ------
    EXPENSES:
    Compensation and benefits              135,150   39.9%    115,455   55.5%
    Business development and
     professional services                  27,885    8.2%     23,044   11.1%
    Other                                   30,601    9.1%     24,769   11.9%
                                          --------  ------   --------  ------
          Total expenses                   193,636   57.2%    163,268   78.5%
                                          --------  ------   --------  ------
      Net income before income taxes
       and extraordinary gain              144,963   42.8%     44,660   21.5%

    Income tax provision                    23,507    6.9%      2,343    1.1%
                                          --------  ------   --------  ------
      Net income before extraordinary
       gain                                121,456   35.9%     42,317   20.4%
                                          --------  ------   --------  ------
    Extraordinary gain                           -    0.0%      1,413    0.7%
    Income tax provision on
     extraordinary gain                          -    0.0%        536    0.3%
                                          --------  ------   --------  ------
          Net income                      $121,456   35.9%    $43,194   20.8%
                                          ========  ======   ========  ======
    Basic earnings per share before
     extraordinary gain                      $1.14              $0.92
    Diluted earnings per share before        =====              =====
     extraordinary gain                      $1.11              $0.88
                                             =====              =====
    Basic earnings per share                 $1.14              $0.94
                                             =====              =====
    Diluted earnings per share               $1.11              $0.90
                                             =====              =====

    Weighted average shares  - basic       106,279             45,995
                                          ========           ========
    Weighted average shares  - diluted     109,103             48,218
                                          ========           ========

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
Financial & Statistical Supplement -
Operating Results (unaudited)
(Dollars in thousands, except per
share data)

                                 YTD 2003      Q-3 03      Q-2 03      Q-1 03
    Revenues
    Investment banking:
      Underwriting                $70,281     $37,518     $23,975      $8,788
      Corporate finance            70,739      51,637      13,383       5,719
      Investment gains              9,761       1,096       5,433       3,232
    Institutional brokerage:
      Principal transactions       16,876       6,549       6,576       3,751
      Agency commissions           33,731      13,145      13,049       7,537
    Asset management:
      Base management fees         18,662       5,602       5,369       7,691
      Incentive income              8,482       1,770       1,133       5,579
      Net investment income
       (loss)                      14,826       3,232       8,968       2,626
      Technology sector
       investment and
       incentive income (loss)     (1,232)       (729)        (66)       (437)
    Principal investment:
      Interest                     98,432      46,849      49,088       2,495
      Realized gains               32,187      14,358      17,770          59
      Dividends                     3,741       1,258       1,542         941
    Other                           6,452       2,675       2,219       1,558
                                 --------    --------    --------     -------
         Total revenues           382,938     184,960     148,439      49,539
                                 --------    --------    --------     -------
    Expenses
    Compensation and benefits     135,150      67,505      42,841      24,804
    Business development &
     professional services         27,885      11,328      10,678       5,879
    Clearing and brokerage
     fees                           5,037       2,057       1,748       1,232
    Occupancy & equipment           6,842       2,426       2,217       2,199
    Communications                  7,406       2,969       2,228       2,209
    Interest expense               44,339      22,972      19,721       1,646
    Other operating expenses       11,316       4,259       4,053       3,004
                                  -------     -------     -------     -------
         Total expenses           237,975     113,516      83,486      40,973
                                  -------     -------     -------     -------
    Net income before taxes
     and extraordinary gain       144,963      71,444      64,953       8,566

    Income tax provision           23,507      14,483       6,181       2,843
                                  -------     -------     -------     -------
    Net income before
     extraordinary gain          $121,456     $56,961     $58,772      $5,723

    Extraordinary gain                -           -           -           -
    Income tax provision on
     extraordinary gain               -           -           -           -
                                 --------     -------     -------      ------
    Net income                   $121,456     $56,961     $58,772      $5,723
                                 ========     =======     =======      ======
    Net income before taxes
     and extraordinary gain as
     a percentage of revenue        37.9%       38.6%       43.8%       17.3%

    ROE (annualized)                24.7%       20.7%       21.9%        3.6%

    Total shareholders'
     equity                    $1,068,153  $1,068,153  $1,136,093  $1,011,647

    Basic earnings per share        $1.14       $0.42       $0.43       $0.12
    Diluted earnings per share      $1.11       $0.41       $0.43       $0.12

    Ending shares outstanding
     (in thousands)               136,180     136,180     136,087     131,576

    Book value per share            $7.84       $7.84       $8.35       $7.69

    Gross assets under
     management (in millions)
    Managed accounts                $63.8       $63.8       $69.6      $818.8
    Hedge & offshore funds          245.9       245.9       234.8       237.5
    Mutual funds                  1,492.1     1,492.1     1,419.6     1,196.8
    Private equity funds             40.6        40.6        32.5        32.7
    Technology sector funds          46.1        46.1        44.8        49.7
                                 --------    --------    --------    --------
         Total                   $1,888.5    $1,888.5    $1,801.3    $2,335.5

    Net assets under
     management (in millions)
    Managed accounts                $63.8       $63.8       $69.6       $82.7
    Hedge & offshore funds          222.3       222.3       196.8       159.4
    Mutual funds                  1,480.5     1,480.5     1,410.5     1,191.6
    Private equity funds             33.2        33.2        30.9        28.6
    Technology sector funds          39.7        39.7        40.4        45.4
                                 --------    --------    --------    --------
         Total                   $1,839.5    $1,839.5    $1,748.2    $1,507.7

    Productive assets under
     management (in millions)
    Managed accounts                $63.8       $63.8       $69.6      $818.8
    Hedge & offshore funds          222.3       222.3       196.8       159.4
    Mutual funds                  1,480.5     1,480.5     1,410.5     1,191.6
    Private equity funds             88.6        88.6        88.1        90.9
    Technology sector funds          92.2        92.2        89.5       249.2
                                 --------    --------    --------    --------
         Total                   $1,947.4    $1,947.4    $1,854.5    $2,509.9

    Employee count                    479         479         500         493


FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
Financial & Statistical Supplement -
Operating Results (unaudited)
(Dollars in thousands, except per
share data)

                             YTD 2002    Q-4 02    Q-3 02    Q-2 02    Q-1 02
    Revenues
    Investment banking:
      Underwriting            $76,556    $8,890   $30,108   $25,248   $12,310
      Corporate finance        58,595    11,119    26,175     9,827    11,474
      Investment gains          8,725     4,312     2,627     1,595       191
    Institutional brokerage:
      Principal transactions   27,512     6,339     5,743     8,372     7,058
      Agency commissions       35,672     8,344     8,629     9,954     8,745
    Asset management:
      Base management fees     28,956     8,119     7,208     7,633     5,996
      Incentive income         14,258     5,291     4,282     2,902     1,783
      Net investment income
       (loss)                  16,276     4,474    (2,737)    8,517     6,022
      Technology sector
       investment and
       incentive income
       (loss)                  (5,622)      111    (2,202)   (2,432)   (1,099)
    Principal investment:
      Interest                    -         -         -         -         -
      Realized gains              -         -         -         -         -
      Dividends                   -         -         -         -         -
    Other                       7,275     1,868     1,879     1,638     1,890
                              -------    ------    ------    ------    ------
         Total revenues       268,203    58,867    81,712    73,254    54,370
                              -------    ------    ------    ------    ------
    Expenses
    Compensation and
     benefits                 147,072    31,617    45,725    38,411    31,319
    Business development &
     professional services     30,589     7,545     8,650     7,982     6,412
    Clearing and brokerage
     fees                       5,353     1,467     1,443     1,817       626
    Occupancy & equipment       8,838     2,274     2,309     2,046     2,209
    Communications              8,185     1,910     2,009     2,187     2,079
    Interest expense            2,073       665       608       430       370
    Other operating expenses   10,652     2,608     2,976     2,602     2,466
                              -------    ------    ------    ------    ------
         Total expenses       212,762    48,086    63,720    55,475    45,481
                              -------    ------    ------    ------    ------
    Net income before taxes
     and extraordinary gain    55,441    10,781    17,992    17,779     8,889

    Income tax provision        3,035       692     2,343       -         -
                              -------   -------   -------   -------   -------
    Net income before
     extraordinary gain       $52,406   $10,089   $15,649   $17,779    $8,889

    Extraordinary gain          1,413       -         -         -       1,413
    Income tax provision on
     extraordinary gain           536       -         536       -         -
                              -------   -------   -------   -------   -------
    Net income                $53,283   $10,089   $15,113   $17,779   $10,302
                              =======   =======   =======   =======   =======
    Net income before taxes
     and extraordinary gain
     as a percentage of
     revenue                    20.7%     18.3%     22.0%     24.3%     16.3%

    ROE (annualized)            24.8%     16.8%     26.7%     34.4%     21.7%

    Total shareholders'
     equity                  $245,165  $245,165  $234,625  $218,368  $194,590

    Basic earnings per share    $1.16     $0.22     $0.33     $0.39     $0.23
    Diluted earnings per
     share                      $1.10     $0.21     $0.31     $0.36     $0.22

    Ending shares
     outstanding (in
     thousands)                46,456    46,456    46,396    46,339    45,751

    Book value per share        $5.28     $5.28     $5.06     $4.71     $4.25

    Gross assets under
     management (in
     millions)
    Managed accounts         $6,538.0  $6,538.0  $7,356.0  $4,152.3  $2,757.7
    Hedge & offshore funds      247.0     247.0     232.3     216.0     209.2
    Mutual funds              1,188.5   1,188.5   1,071.2   1,313.4   1,270.4
    Private equity funds         34.7      34.7      41.7      46.1      46.4
    Technology sector funds      63.8      63.8      54.0      56.6      60.4
                             --------  --------  --------  --------  --------
         Total               $8,072.0  $8,072.0  $8,755.2  $5,784.4  $4,344.1

    Net assets under
     management (in
     millions)
    Managed accounts           $871.5    $871.5    $849.7    $748.5    $394.5
    Hedge & offshore funds      162.4     162.4     162.9     188.5     157.7
    Mutual funds              1,173.3   1,173.3   1,064.4   1,297.7   1,214.1
    Private equity funds         30.9      30.9      40.1      45.5      45.5
    Technology sector funds      48.2      48.2      48.6      52.3      55.8
                             --------  --------  --------  --------  --------
         Total               $2,286.3  $2,286.3  $2,165.7  $2,332.5  $1,867.6

    Productive assets under
     management (in
     millions)
    Managed accounts         $6,538.0  $6,538.0  $7,356.0  $4,152.3  $2,757.7
    Hedge & offshore funds      162.4     162.4     162.9     188.5     157.7
    Mutual funds              1,173.3   1,173.3   1,064.4   1,297.7   1,214.1
    Private equity funds         91.2      91.2      92.5      94.8      95.3
    Technology sector funds     249.0     249.0     248.5     248.1     249.3
                             --------  --------  --------  --------  --------
         Total               $8,213.9  $8,213.9  $8,924.3  $5,981.4  $4,474.1

    Employee count                481       481       464       445       441

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(Unaudited)

    ASSETS                                        30-Sep-03        31-Dec-02

    Cash and cash equivalents                      $252,102          $90,007
    Receivables                                      64,100           28,122
    Due from clearing broker                         84,062           43,146
    Investments:
      Mortgage-backed securities, at
       fair value                                 8,408,164           38,505
      Trading securities, at market value             6,745            8,298
      Long-term investments                         254,830          150,447
    Bank loans, net                                       -           15,052
    MMA acquired management contracts                16,643           17,629
    Goodwill                                        108,013                -
    Building, furniture, equipment and
     leasehold improvements, net                      5,545            9,156
    Other assets                                     17,607            5,823
                                                 ----------         --------
         Total assets                            $9,217,811         $406,185
                                                 ==========         ========

    LIABILITIES AND SHAREHOLDERS' EQUITY

    Liabilities:
    Trading account securities sold
     short, at market value                         $24,002          $19,932
    Repurchase agreements                         3,880,788           16,352
    Commercial paper                              4,046,645                -
    Interest rate swaps                               3,877                -
    Dividends payable                                47,621                -
    Interest payable                                  3,404                -
    Accounts payable and accrued expenses            44,193           16,412
    Accrued compensation and benefits                53,512           41,255
    Bank deposits                                         -           51,215
    Short-term loans payable                              -           10,588
    Long-term debt                                   45,616            5,266
                                                  ---------        ---------
         Total liabilities                        8,149,658          161,020
                                                  ---------        ---------
    Shareholders' equity:
    Common stock, 140,061 and 50,456 shares           1,401              505
    Additional paid-in capital                    1,002,663          211,724
    Employee stock loan receivable
     including accrued interest
      (3,881 and 4,000 shares)                      (24,338)         (24,182)
    Deferred compensation                            (2,216)               -
    Accumulated other comprehensive
     income                                          54,652            4,345
    Retained earnings                                35,991           52,773
                                                 ----------        ---------
         Total shareholders' equity               1,068,153          245,165
                                                 ----------        ---------
         Total liabilities and                   ----------        ---------
          shareholders' equity                   $9,217,811         $406,185
                                                 ==========        =========

    Book Value per Share                              $7.84            $5.28

    Shares Outstanding                              136,180           46,456

Statements concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public offerings, activity in the secondary securities markets, interest rates, costs of borrowing, interest spreads, mortgage pre-payment speeds, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. These and other risks are described in the company's Annual Report and Form 10-K and quarterly reports on Form 10-Q that are available from the company and from the SEC.

                                      # # #

Investor Contact: Kurt Harrington 703.312.9647 or kharrington@fbr.com
Media Contacts:   Bob Leahy 703.312.9745 or bleahy@fbr.com or
                  Bill Dixon 703.469.1092 or bdixon@fbr.com